UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	October 30, 2008

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 28, 2008, MRU Holdings, Inc. (the “Company”) filed Amendment No. 1 to its annual report on Form 10-K/A for the fiscal year ended June 30, 2008 (the “10-K/A”).  The Company has discovered that the 10-K/A contained two inadvertent errors.  The “Percent of Class” column in the beneficial ownership table on page 25 of the 10-K/A indicated that Battery Partners VII, LLC (“Battery”) and BlackRock, Inc. (“Blackrock”) beneficially owned 30.74% and 13.68%, respectively, of the Company’s shares of common stock (the “Common Stock”). In addition, the disclosure regarding Battery on page 27 of the 10-K/A indicated that Battery beneficially owned 30.74% of the Common Stock. In fact, based on the 31,721,174 shares of Common Stock issued and outstanding as of October 27, 2008,  Battery and Blackrock beneficially owned 25.87% and 12.55% of the Common Stock, respectively.  The “Voting Power” percentages listed for Battery and Blackrock in the table on page 25 are correct as stated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

October 30, 2008	By:	/s/ Yariv Katz
Name: Yariv Katz
Title: Vice President and General Counsel